Exhibit 5.5

CONSENT OF BRIAN O’CONNOR

In connection with Silvercorp Metals Inc.’s registration statement on Form F-10, dated July 30, 2010, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the “Registration Statement”), I, Brian O’Connor, hereby consent to references to my name and to my involvement in the preparation of a technical report entitled “NI 43-101 Technical Report Update on the GC Ag-Zn-Pb Project in Guangdong Province, People’s Republic of China” dated June 18, 2009 (the “Technical Report”) in the Registration Statement, and to the inclusion and incorporation by reference of information derived from the Technical Report in the Registration Statement. The consent is conditional subject to the “Registration Statement” and content therein having no modifications with reference to my involvement as that of the “Registration Statement” received at the office of AMC Mining Consultants (Canada) Ltd on July 19, 2010.

DATED: July 30, 2010

/s/ Brian O’Connor
Name: Brian O’Connor